Exhibit 10.1

December 27, 2016

Mr. James A. Ratner
Forest City Employer, LLC
Terminal Tower
50 Public Square, Suite 1100
Cleveland, OH 44113-2267
Re: Vesting of Equity Awards
Jim,
This letter memorializes our agreement regarding the treatment of your currently outstanding equity awards-as approved by the Compensation Committee on December 27, 2016-in connection with your retirement as Executive Vice President of Development and your appointment as Non-Executive Chairman of the Board of Directors of Forest City Realty Trust, Inc. (“Non-Executive Chairman”).
Stock Options
You acknowledge that, as of the date of this letter, you hold unvested stock options to purchase 36,751 shares of class A common stock. The parties hereby agree that, subject to your continued service as Non-Executive Chairman, you shall continue to vest in these stock options according to the applicable vesting schedule under which they were originally granted and as set forth below:

•	Options to purchase 7,186 shares will vest on March 28, 2017

•	Options to purchase 15,192 shares will vest on April 8, 2017

•	Options to purchase 14,373 shares will vest on March 28, 2018

In addition, each vested stock option held by you (whether vested prior to the date of this letter or becoming vested based on the schedule above) shall remain exercisable (following your retirement as Executive Vice President of Development and the applicable vesting date) for the full remaining original term of the stock option.
Restricted Shares
You acknowledge that, as of the date of this letter, you hold 22,093 unvested restricted shares. The parties hereby agree that, subject to your continued service as Non-Executive Chairman, you shall continue to vest in these restricted shares according to the applicable vesting schedule under which they were originally granted and as set forth below:

•	2,984 restricted shares will vest on March 23, 2017

•	3,385 restricted shares will vest on March 26, 2017

•	2,985 restricted shares will vest on March 23, 2018

•	6,770 restricted shares will vest on March 26, 2018

•	5,969 restricted shares will vest on March 23, 2019

Except as otherwise set forth herein, the terms of your currently outstanding stock option and restricted stock agreements remain unchanged and in full force and effect.
Please confirm your agreement with these terms by signing below and return a copy for our files.
Sincerely,
FOREST CITY REALTY TRUST, INC.

By:	/s/ DAVID J. LARUE

David J. LaRue, President and CEO

Agreed and accepted:

	/s/ JAMES A. RATNER	12/27/2016

	James A. Ratner	Date